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                                                                    Exhibit 5(a)

                              February 10, 1999

United Rentals, Inc.
Four Greenwich Office Park
Greenwich, Connecticut 06830

Re:  Registration Statement on Form S-3
     Relating to 9,200,000 Shares of Common Stock

Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), relating to up to 9,200,000 shares (including 1,200,000 shares subject to an underwriters' over-allotment option) of Common Stock, par value $.01 per share, of United Rentals, Inc. (the "Company") that the Registration Statement contemplates will be sold in an underwritten public offering on behalf of the Company and a selling stockholder.

     We have reviewed copies of the Amended and Restated Certificate of Incorporation of the Company (including amendments thereto), the By-laws of the Company, the Registration Statement and exhibits thereto and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth. As to certain questions of fact material to our opinion, we have relied upon the certificate of an officer of the Company and upon certificates of public officials.

     Based upon and subject to the foregoing, we are of the opinion that (i) the 3,490,000 shares of Common Stock of the Company (including 1,200,000 shares subject to an underwriters' over-allotment option) that are being offered by the Company will, when sold and paid for as contemplated by the Registration Statement and the Underwriting Agreements filed as exhibits thereto, be duly authorized, validly issued, fully paid and non-assessable, and (ii) the 5,710,000 shares of Common Stock of the Company that are being offered by the selling stockholder have been duly authorized and are validly issued, fully paid and non-assessable.

          We hereby consent to the reference to us under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                         Very truly yours,
                         Ehrenreich Eilenberg Krause & Zivian LLP